UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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SUPPLEMENT TO

NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DATED APRIL 7, 2016

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2016

This Supplement provides updated information with respect to the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Chevron Corporation (“Chevron”) to be held on Wednesday, May 25, 2016.

On April 7, 2016, Chevron commenced distributing to its stockholders a Notice of the 2016 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a recent change in the proposed nominees for election to the Board of Directors of Chevron (the “Board”), should be read in conjunction with the Notice and Proxy Statement.

Withdrawal of Nominee for Election as Director

On April 27, 2016, Mr. Alexander B. Cummings Jr., a member of the Board and a nominee for re-election as a Director at the Annual Meeting, gave notice of his decision to resign as a Director of Chevron, effective immediately, to pursue other opportunities and not as the result of a disagreement with Chevron. In light of this action and consistent with the terms of Chevron’s By-Laws, the Board decreased the number of Directors on the Board to ten Directors, effective as of the election of Directors by the stockholders at the Annual Meeting. Therefore, the nomination of Mr. Cummings is withdrawn, and no other nominee for election at the Annual Meeting will be named in place of Mr. Cummings.

Voting Matters

If you have already returned your proxy voting form or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxy voting forms returned before the Annual Meeting will be voted for the Directors nominated by the Board as instructed on the form, except that votes will not be cast for Mr. Cummings because he has resigned from the Board and is no longer standing for re-election. If you have not yet returned your proxy voting form or submitted your voting instructions, please complete the form or submit instructions, disregarding Mr. Cumming’s name as a nominee for election as Director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy voting forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.

May 3, 2016

BY ORDER OF THE BOARD OF DIRECTORS

Mary A. Francis

Corporate Secretary and Chief Governance Officer